UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                  FORM 8-K


                               Current Report


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 July 7, 2005
                           ------------------------
              Date of Report (Date of earliest event reported)


                           Certified Services, Inc.
                           ------------------------
             (Exact name of Registrant as specified in charter)


  Nevada                          0-31527                       88-0444079
----------------------------  ---------------------  -----------------------
(State or other jurisdiction  (Commission File       (IRS. Employer
 of incorporation)             Number)	              Identification Number)


           5101 NW 21st Avenue, Suite 350, Ft. Lauderdale, FL 33309
           ---------------------------------------------------------
           (Address of principal executive offices)       (Zip Code)


      Registrant's telephone number, including area code: (954) 677-0202

Item 8.01    Other Events.

As previously reported, Certified HR Services Company, one of our operating subsidiaries, filed a voluntary petition for relief under Chapter 11 of title 11 of the United States Code on May 12, 2005. The filing of the petition created a default under our $8,500,000 Secured Convertible Term Note (the "Note") with Laurus Master Fund, Ltd. ("Laurus") dated April 15, 2004.

While Laurus has not accelerated payment of the Note, it does enjoy such a right due to the default, and it has exercised its right under the parties' Master Security Agreement to withdraw from the Restricted Account collateralizing the loan approximately $7,155,000 of Note proceeds. The funds in the Restricted Account represented most of the borrowings available under the Note, the use of which was restricted to making acquisitions and insurance activities approved by Laurus. The outstanding balance on the Note has been reduced accordingly.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 20, 2005

                             CERTIFIED SERVICES, INC.

                             By: /s/ Danny L. Pixler
                             Name: Danny L. Pixler
                             Title:    President and Chief Executive Officer